“A Digital-Forward Super-Community Bank“ Investor Presentation: Q1 2022 Let’s take on tomorrow. April 2022

2 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED In addition to historical information, this presentation may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project”, or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: The impact of the ongoing pandemic on the U.S. economy and customer behavior, the impact that changes in economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the demand for our products and services and the availability of sources of funding, the continued success and acceptance of our blockchain payments system; the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that effect market interest rates and the money supply; the actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships; and the effects of changes in accounting standards or policies. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10- K for the year ended December 31, 2021, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law. This does not constitute an offer to sell, or a solicitation of an offer to buy, any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. Forward-Looking Statements

Customers Bancorp Snapshot



Lines of Business

Community Banking
- C&I
- CRE
- Multi-Family
- SBA
- SMB Lending
- Residential Mortgage

Specialty Banking
- Mortgage Banking Lending
- Lender Finance
- Fund Finance
- Real Estate Specialty Finance
- Equipment Finance
- Healthcare Lending
- Technology and Venture Capital Banking
- Financial Institutions Group

Digital Banking

Consumer
- Checking & Savings
- Personal Installment
- Student Loan Refinancing
- Medical/Dental
- Credit Card

Commercial
- Instant Payments
- Digital Asset Banking
- SMB Bundle
- Credit Card

BaaS
- MPL Program

Customers Bancorp, Inc.
NYSE: CUBI

Headquarters	West Reading, PA
Offices[1]	40
FTE Employees	665
Market Capitalization[2] As of 04/22/2022	$1.4B
Total Assets	$19.2B
Tangible Book Value[3]	$37.50

Data as of 03/31/2022, unless otherwise noted.

(1) Offices includes branches, executive offices, Private Banking Offices and Loan Production Offices.
(2) Calculated based on shares outstanding of 33.0M.
(3) Non-GAAP Measure, refer to Appendix for reconciliation.

©2022 CUSTOMERS BANK / ALL RIGHTS RESERVED

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4 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED Seasoned teams led by SPOC RM’s Exceptional service through omnichannel expansion Full service Private Business Banking Instant B2B payments platform Digital bank with over 500K customers API integrations support customer growth Streamlined digital u/w & onboarding HIGH TOUCH HIGH TECH The customer is at the center of everything we do • Single Point of Contact for customers (SPOC) • Technology led customer experience • Customer retention & referrals at an all time high • Industry leading employee retention

Our vision for growth has remained a part of our story since the beginning


WHERE WE STARTED
2009
WHERE WE ARE
2022 Q1
~$19B Assets
Assets
~$0.3B
Deposits
~$0.3B
Loans
~$0.2B
~$16B Deposits
~$14B Loans
~40% CAGR

- A Digital-Forward Super-Community Bank
- Growth story remains committed to maintaining best in class credit quality
- Unique specialty lending strategy customizable to client needs
- Technology enhanced products and processes enable scalable loan and deposit growth

©2022 CUSTOMERS BANK / ALL RIGHTS RESERVED

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Environmental, Social & Governance Report – 2021 Milestones

customers bank

Let's take on tomorrow.

In total, Customers Bank contributed over $4 million in 2021 through CRA-eligible donations, charitable donations, community sponsorships, and tax credit programs.

In addition to these contributions, Customers Bank made ~$50 million of CRA-qualified investments (mutual funds and small business investment companies) to support affordable housing and economic development within the bank's footprint.

Customers Bank ultimately participated in over 350,000 Paycheck Protection Program (PPP) loans worth more than $10 billion as an originator, funder, servicer, or lending partner. It is estimated that this work may have saved as many as 1 million jobs and tens of thousands of business establishments.

Pennsylvania Housing Finance Agency (PHFA) recognized Customers Bank as a top-10 producing lending partner across the state in 2021 for completing 241 mortgages totaling ~$35 million

Customers Bank in 2021 financed over $40 million of hydroelectric, solar and low emission domestic natural gas energy projects.

Customers Bank's SBA/Government Guaranteed Lending team ranked 36th in the nation in 2021 with ~$56 million in loans to qualifying small businesses.

The Board created the Environmental Social & Governance Committee charging the members to drive a positive impact within the communities we serve and through the people and organizations with whom we do business.

Customers Bank was ranked as #1 "medium sized" employer in the Philadelphia region on the basis of its wellness program, culture and leadership commitment, foundational components, strategic planning, communication and marketing, programming and interventions, and reporting and analysis.

©2022 CUSTOMERS BANK / ALL RIGHTS RESERVED

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7 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED Q1’22 (vs. Q1’21) Profitability Balance Sheet Credit 3.59% vs. 3.00% NIM $19.2B +2% Total Assets 0.23% -3 bps NPA Ratio 1.63% vs. 0.80% ROAA $14.1B -13% Total Loans and Leases 1.18% +18 bps Reserve Coverage NA Adjusted PTPP ROAA2 $16.4B +32% Total Deposits 333.2% vs. 264.2% Reserves to NPLs Highlights - GAAP 1. Net income to common shareholders 2. ROAA is the GAAP metric which is already provided. Highlights Diluted EPS $2.18 Net Income1 $74.9M ROCE 24.3% Q1’22 (vs. Q1’21) +116% +126% vs. 14.7%

8 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED Q1’22 (vs. Q1’21) Profitability Balance Sheet Credit 3.32% vs. 2.99% NIM1,2 $17.0B +24% Core Assets1,2 0.23% -3 bps NPA Ratio 1.63% vs. 1.61% Core ROAA1 $11.9B +8% Total Loans and Leases1,2 1.44% -27 bps Reserve Coverage1,2 2.38% vs. 1.90% Adjusted PTPP ROAA1 $16.4B +32% Total Deposits 333.2% vs. 264.2% Reserves to NPLs Highlights - Adjusted Highlights | Core Earnings1 $75.2M Core ROCE1 24.4% Q1’22 (vs. Q1’21) +2% 1. Non-GAAP Measure, refer to appendix slides for reconciliation. 2. Ex PPP +7% vs. 31.0% +7% $1.47$2.19 Core EPS1 Core EPS ex PPP1,2

Business Line Accomplishments and Strategic Priorities

2022 PRIORITIES

Community

Geographic expansion

- Continue to recruit regional C&I teams in adjacent and expansion markets

Continued Growth of Existing Verticals

- Achieve double digit loan growth across all verticals (ex MWH)

SBA Growth

- Grow originations by at least 50%

Specialty

Specialty Lending Expansion

- Continue to recruit specialty lending teams and add to existing teams to support future growth
- Evaluate new banking verticals including Digital Asset Lending
- New lending verticals are expected to surpass $1B in outstanding in 2022

Continued Growth of Existing Verticals

- Achieve double digit loan growth across all verticals (ex MWH)

Digital

Consumer:

- Continue to index portfolio mix to direct originations
- Expand cross-sell with products

Commercial:

- Continue to scale CBIT customers and significantly grow deposits
- Digital SMB bundle product pilot launch in H1'22 to cross-sell to digital SMB customers

Banking-as-a-Service

- Achieve $5M+ of run rate revenue in H2'22

2022 Q1 ACCOMPLISHMENTS

Community

Geographic expansion

- Strengthened presence and reputation in local markets laying the foundation for continued production growth and team recruitment

Continued Growth of Existing Verticals

- Net loan growth of 9% QoQ from Mid-Atlantic region C&I
- Successful re-launch of relationship focused multifamily program resulting in loan growth of $200M+ for the quarter

SBA Growth

- SBA production growth of 14% QoQ
- Originated over $5M in Q1'22 through digital lending program

Specialty

Specialty Lending Expansion

- New lending verticals have achieved outstanding balance of ~$434M
- Onboarded new leader to launch a technology enhanced Small Ticket/SMB Vendor Finance product within our Equipment Finance business
- Digital Asset Lending initiative progressing with initial loans expected to be originated in Q2/Q3'22

Continued Growth of Existing Verticals

- Industry leading growth in existing verticals
  - Lender Finance (+32% QoQ)
  - Funds Finance (+41% QoQ)
  - RE Specialty Finance (+11% QoQ)
  - Equipment Finance (+6% QoQ)

Digital

Consumer:

- Crossed over $2.0B in lifetime direct personal loans originations

Commercial:

- Onboarded 74 new CBIT customers continuing to enhance the existing platform nodes
- On track for Digital SMB bundle product pilot launch in Q2/Q3'22

Banking-as-a-Service

- Expect to launch our initial MPL program in early Q3'22

©2022 CUSTOMERS BANK / ALL RIGHTS RESERVED

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A Blockchain-based, instant payments platform generating $2.3B[1] in low cost deposits

Introducing: Customers Bank Instant Token (CBIT™)

An Instant Payments Tool to Serve Diverse Potential Commercial Clients in 2022 and Beyond



Digital-Asset Related Businesses
Large Corporate Clients
Freight and Shipping
Healthcare and Payers
Real Estate
Financial Institutions
customers bank

Overview

- API connected platform with customers
- Onboarded 74 new customers in Q1'22 bring total customers to 100
- Compliance-first, best-in-class onboarding process. Successfully onboarded customers with transaction volume of billions of dollars in Q1'22
- CBIT adoption central to our strategy. Digital banking team closely integrated with all the other business unit heads
- Attracted ~$2.3B billion of total deposits as of April 15, 2022

Deposit Inflow as a Result of CBIT Launch



$1.5B
$0.3B
$1.8B
$0.4B
$2.3B
Q3'21
Interim period
Q1'22
Incre-mental
April 15,2022

1. As of April 15, 2022

©2022 CUSTOMERS BANK / ALL RIGHTS RESERVED

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11 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED 12% 27% 11%14% 20% 15% Loans ex PPP1 $ bil l ions Loan mix ex PPP1 percent • Loan growth ex PPP1: +$559M QoQ, 5% QoQ, 8% YoY • Loan growth ex PPP ex MWH1: +$1,091M QoQ, 12% QoQ, 33% YoY • Specialty C&I: +$567M QoQ, 22% QoQ, 122% YoY • Significant improvement in loan mix with greater proportion of lower credit risk verticals • Pipeline remains extremely strong especially in C&I • Loan mix ex PPP1: Consumer installment (16%), Consumer mortgages3 (4%) MultifamilyCommunity C&I Consumer2Specialty C&I Investment CRE Mortgage warehouse $4.6 $3.3PPP loans Balance Sheet: Loan Growth & Mix $2.3 $3.7 $2.4 $1.8 $1.6 $1.6 $2.1 $2.4$3.3 $2.4 $1.8 $1.5 $1.7$1.2 $1.3 $1.4 $1.3 $1.3$0.7 $1.1 $1.6 $2.7 $3.2$1.2 $1.3 $1.3 $1.3 $1.4 Q1’22 $1.5 $0.7 2019 $11.9 2018 2020 $10.0 2021 $8.5 $11.3 $11.3 +11% +5% MultifamilyCommunity C&I Specialty C&I Consumer2 Investment CRE Mortgage warehouse 1. Non-GAAP Measure, refer to appendix slides for reconciliation. 2. Includes consumer installment ($1.9B), Mortgage loans ($450M), Manufactured housing ($51M) and Home Equity Loans ($19M) 3 Includes mortgages, manufactured housing, Home Equity loans -- As of Q1’22 80 % Commercial Loans$2.2 +22% +15%

12 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED $6.0 $7.3 $9.0 $12.3 $11.8 $1.3 $2.4 $4.5 $4.6 2020 $1.1 20192018 2021 Q1’22 $7.1 $8.6 $11.3 $16.8 $16.4+29% Non-interest bearing deposits Interest bearing deposits Deposits $ bil l ions Deposit costs percent • Proportion of non-interest bearing deposits has increased from 16% in 2018 to 28% in Q1’22 • Continued execution of our initiative to reduce reliance on - Collateralized deposits (decline of ~$123M QoQ and $310M since Q3’21) - Ascent market rate sensitive balances (decline of $194mm QoQ and $497M since Q3’21) • Total cost of deposits has declined significantly YoY due to − Decrease in funding cost of interest bearing deposits by 23 bps − Increase in average balance of non-interest bearing deposits by $2.1B 0.40% 0.35% 0.00% 0.45% 0.50% 0.55% 0.60% 0.65% 0.70% 31.6 bps Q1’21 Q2’21 Q1’22 0.53% 0.69% Q3’21 Q4’21 0.46% 0.33% Cost of interest bearing deposits Total deposit costs Spot cost of deposits Balance Sheet: Deposit Growth & Mix

13 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED $97.9 $103.0 $107.9 $115.0 $130.1 Q1’22Q1’21 Q2’21 Q4’21Q3’21 +33% 4.29% 4.36% 4.42% 4.41% 4.43% 0.53% 0.47% 0.42% 0.36% 0.33% 2.00% 0.00% 5.00% 1.00% 3.00% 4.00% Q1’21 Q2’21 Q3’21 Q4’21 Q1’22 +3.76% +4.10% NII ex PPP1 $ mill ions Loan yield1 and cost of deposits percent Cost of deposits Loan yield • Strong NII growth- 33% YoY, 13% QoQ • NII benefited from $5.2M dividend distribution in Q1’22 • NII growth driven by strong loan growth in C&I and increase in spread over Q1’21 • Spread between loan yield and cost of deposits increased from 3.76% to 4.10% • Cost of deposits decline driven by i. Improvement in non-interest-bearing deposits mix (Q1’21-22% to Q1’22-28%) ii. decrease in interest bearing deposit cost (Q1’21-0.69% to Q1’22- 0.46%) Income Statement: Growth in Net Interest Income & Margin

14 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED $1.9 $4.1 $3.5 $2.6 $1.8 $3.2 $2.2 $1.5 $0.7 $0.4 Q1’22Q1’21 Q4’21Q2’21 Q3’21 $5.2 $5.0 $6.3 $3.3 $2.2 Rounds 1 & 2 Round 3 $27 $26 $102 $72 $30 Q1’21 Q4’21Q3’21Q2’21 Q1’22 PPP loans1 $ bil l ions Fee income recognized from PPP1 $ mill ions • ~$350 million of origination fee income from the program • ~$58M of deferred origination fees to be recognized mostly in 2022 and an immaterial amount in 2023 (expect ~2/3rds of remaining fees in H2’22) 1. As of 03/31/2022 includes all PPP loans facilitated by Customers Bank (originated and purchased). Paycheck Protection Program: Loans and Fees • Greater than $1B of PPP loans were repaid/forgiven in Q1’22

15 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED Q1’21 $3.8 $0.2 $1.4 $1.5 Q2’21 $1.0 $1.9 $0.5 Q3’21 Q4’21 $4.2 Q1’22 $2.0 $1.9 $2.9 $4.3 $4.4 Cash and Cash equivalents Investment securities portfolio Liquidity $ bil l ions Investment Securities mix As of Mar 31, 2022, percent • Overall liquidity has more than doubled over the last year • Majority of investment securities are deployed in MBS & CMO and ABS1 • Ample liquidity to fund future loan growth • Portfolio yield: 2.21% (as of Q1’22) • Short duration of ~2.12 years • ~50% of Investment securities portfolio is floating rate Liquidity and Investment Securities Mix 53% 32% 14% ABS1MBS & CMO OtherCorporates 1. Includes CLOs $0.5 $0.4

16 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED c Loan and deposits for US Commercial Banks2 and Industry deposits 2016-2021 • Expected deposit beta of 45%-55% in +100 bps interest rate shock • Banking system wide deposits have increased by over $4.8 trillion since 2019 Interest earning assets mix1 Q4’21, percent Interest Rate Sensitive Earning Asset Mix • ~68% of interest earning assets are market sensitive • Expected to benefit from rising rate environment 53% 13% 19% 14% 1% Floating Loans Fixed SecuritiesFloating Securities Cash Fixed Loans 76% 77% 75% 60% 61% $15.0 0% 80% $0.0 20% $20.0 $5.0 $10.0 10% 70% 40% 30% 50% 60% 12/17 $13.3 12/16 12/18 12/19 12/20 12/21 $12.5 03/22 $11.5 $12.0 $16.1 $18.0 $18.1 +$4.8 Loan to deposit ratio (%) Deposits ($T) 1. Floating rate loans and securities are defined as assets with resets less than one year and include fixed loans maturing within one year (including PPP loans). ~13% of floating loans are floored warehouse loans 2. Ending balance as of beginning of the month. As per FRED.

17 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED 12.4% 13.3% 13.6% 12.9% 12.9% Q1’22E1Q1’21 Q4’21Q2’21 Q3’21 Total risk based capital percent 7.1% 7.7% 8.1% 7.5% 7.3% Q1’21 Q2’21 Q4’21Q3’21 Q1’22 TCE/TA excl PPP2 percent $30.01 $31.82 $35.12 $37.21 $37.50 Q4’21Q1’21 Q2’21 Q3’21 Q1’22 +25% Tangible book value2 per share o TRB capital ratio increased 44 bps over Q1’21, driven by PPP revenue and core bank earnings o TCE/TA excl. PPP2 increased 19 bps compared to Q1’21 due to increase in core bank earnings o Unrealized loss impact in AFS portfolio negatively impact capital and tangible book value per share 1. Total capital ratio is estimated pending final Call report. 2. Non-GAAP Measure, refer to Appendix for reconciliation. Capital: Strong Capital Position

18 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED $49 $46 $52 $50 $44 Q3’21Q2’21Q1’21 Q4’21 Q1’22 NPL $ mill ions $7.3 Q3’21 $10.9 Q1’21 $7.6 $7.0 $6.0 Q2’21 Q4’21 (-$0.5) $7.8 Q1’22 $12.5 $6.6 $7.1 $7.2 NCO $ mill ions 0.26% 0.24% 0.27% 0.25% 0.23% Q1’21 Q1’22Q4’21Q2’21 Q3’21 NPA as percent of total assets percent o Due to the Bank’s history of focusing on lower credit risk businesses, we expect near-term credit outlook to remain stable o Credit quality remains excellent as evidenced by NPAs/Total Assets of only 0.23% at Q1’22 o The coverage ratio, excluding PPP loans1 was 1.44% at Q1’22 o Reserves/NPLs was 333.2% at Q1’22 Consumer NCOCommercial NCO Credit: Credit Quality and Reserves Remain Strong 1. Non-GAAP Measure, refer to appendix slides for reconciliation

19 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED 1. FICO score at time of origination. Note: Data as of March 31, 2022. 22% 50% 27% 1% FICO Score1 660-679 680-699 700-749 750+ 23% 28%21% 11% 12% 5% 0-9.99% 10 – 19.99% 20 – 29.99% 30 – 39.99% 40 – 49.99% > 50% Unknown Geog raphy Profession Deb t to Income ratio Borrower Income 17% 46% 37% >$100K<$50K $50K -$100K 21% 11% 19% 27% 22% West Northeast Southeast Southwest Midwest Consumer Installment Loans Purp ose 83% 8% 5% 3% Home ImprovementPersonal Loan Student LoanSpecialty 92% 3% 5% Non COVID-19 Impacted Segments Retail & Restaurants Non-Professional Average FICO Score1 ~730 Average DTI ~16.5% Average borrower income ~$101k

20 Note: Customers Bancorp’s impairment percentages are considered 1 day+ delinquent or in forbearance. Industry chart is from DV01 Insights COVID-19 Performance Report dated March 02, 2022 Impairment of consumer loans Percent 03/19 06/19 09/19 12/2112/19 09/2006/2003/20 12/20 09/2103/21 06/21 5.0 0.0 10.0 15.0 6.3 1.5 Industry CUBI CUBI Consumer installment loans impairment remains well below industry levels 03/22

21 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED CUBI’s annualized net losses remain significantly lower than tier 1 and tier 2 lenders 1. Reflects the annualized net losses for each respective Tier as calculated and reported by KBRA. The Tier 1 MPL Index comprises ABS deals backed by loans originated through the SoFi, Marlette, and LendingCLub(Super Prime) platforms and generally have weighted average FICOs between 710 and 740. Only deals with 6+ months of seasoning included. The Tier 2 MPL Index comprises ABS deals backed by loans originated through the Prosper, LendingClub (Prime), Upgrade, and Upstart platforms and generally have weighted average FICOs between 680 and 710. Only deals with 6+ months of seasoning included. 1.6% 4.5% 7.0% 09/2003/20 06/20 12/20 5.0 03/21 06/21 12/2109/21 0.0 10.0 15.0 CUBI Tier 1 Lenders1 Tier 2 Lenders1 Annualized net losses Percent 03/22 customers bank

Let's take on tomorrow.

Key Investment Highlights

- **Demonstrated technological capabilities** as a high-tech, high-touch bank
- Industry leading **loan growth supported by best in class digital banking**
- Exceptional **credit quality**
- **Customer centric culture** built around service and experience
- Well **positioned** for **higher interest rate environment –** low to no cost large scale deposit generation capabilities through CBIT and Digital Asset Banking Group
- **Attractive valuation** - Trading at ~1.1X[1] tangible book value and less than 7X[1] 2023 analyst estimated EPS

1. Based on share price as of April 22, 2022 (~$42.84)

©2022 CUSTOMERS BANK / ALL RIGHTS RESERVED

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ANALYST COVERAGE B. Riley Financial, Inc. Steve Moss D.A. Davidson Companies Russell Gunther Hovde Group Will Curtiss Jefferies Group LLC Casey Haire Keefe, Bruyette & Woods Inc. Michael Perito Maxim Group Inc. Michael Diana Piper Sandler Companies Frank Schiraldi Stephens Inc. Matt Breese Wedbush Securities Inc. Peter Winter

24 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED Appendix

Credit: Allowance for Credit Losses for Loans and Leases

($ in thousands)	March 31, 2022 Amortized Cost	March 31, 2022 Allowance for Credit Losses	March 31, 2022 Lifetime Loss Rate	Q1 2022 Annualized Net Charge Off Ratio
Loans and Leases Receivable:				
Commercial:				
Multi-Family	1,705,027	7,437	0.44%	0.08%
Commercial and Industrial	3,995,803	10,765	0.27%	0.01%
Commercial Real Estate Owner Occupied	701,893	3,841	0.55%	0.00%
Commercial Real Estate Non-Owner Occupied	1,140,311	5,955	0.52%	0.00%
Construction	161,024	939	0.58%	0.28%
Total Commercial Loans and Leases Receivable	**$ 7,704,058**	**$ 28,937**	**0.38%**	**0.03%**
Consumer:				
Residential real estate	466,422	4,685	1.00%	0.00%
Manufactured housing	50,669	4,342	8.57%	0.00%
Installment	1,897,706	107,883	5.68%	-1.63%
Total Consumer Loans Receivable	**$ 2,414,797**	**$ 116,910**	**4.84%**	**-1.28%**
Total Loans and Leases	**$ 10,118,855**	**$ 145,847**	**1.44%**	**-0.29%**

(1) Utilized Moody's March 2022 Baseline forecast with qualitative adjustments for Q1 2022 provision.
(2) Excludes Mortgage Warehouse loans reported at fair value, loans held for sale and PPP Loans.

©2022 CUSTOMERS BANK / ALL RIGHTS RESERVED

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26 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED CUBI Consumer Loans – Increase in Direct Installment Loans Portfolio characteristics shift without impact to net losses Portfolio borrower income trends • 83% of consumer loans with borrower income greater than 50k • 37% of consumer loans with borrower income greater than 100k 4% 1% 14% 22% 43% 50% 39% 27% 40% 30% 10% 0% 60% 20% 50% Q4’21Q1’20 Q2’20 Q3’20 Q4’20 Q1’21 Q2’21 Q3’21 Q1’22 Portfolio FICO score trends 700-749 660-679 750+ 680-699 • No consumer loans with FICO score < 660 • 77% of consumer loans with FICO score greater than 700 14% 17% 41% 46% 42% 37% 50% 0% 10% 60% 20% 30% 40% Q1’22Q1’20 Q2’20 Q3’20 Q4’20 Q1’21 Q2’21 Q3’21 Q4’21 >100k <50k 50k-99.99k

27 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED Liquidity Liquidity Sources ($000's) 1Q 21 2Q 21 3Q 21 4Q 21 1Q 22 YOY Change Cash and Cash Equivalents $512,241 $393,663 $1,000,885 $482,794 $219,085 ($293,156) FHLB Available Borrowing Capacity $713,673 $1,466,067 $2,031,551 $1,798,374 $3,213,767 $2,500,094 FRB Available Borrowing Capacity $180,000 $197,000 $186,000 $191,000 $214,908 $34,908 Investments (MV) US Gov't & Agency $20,053 $20,114 $0 $0 $0 ($20,053) MBS &CMO $590,485 $661,823 $871,191 $1,838,872 $2,194,557 $1,604,072 Municipals $18,527 $8,554 $8,655 $8,430 $7,741 ($10,786) Corporates $257,924 $350,420 $440,892 $580,046 $593,749 $335,825 ABS1 $550,087 $485,881 $540,959 $1,364,227 $1,347,982 $797,895 Other AFS $4,827 $0 $5,000 $25,575 $25,824 $20,996 Less: Pledged Securities ($17,589) ($15,988) ($12,440) ($11,315) ($16,972) $618 Net Unpledged Securities $1,424,314 $1,510,804 $1,854,257 $3,805,835 $4,152,881 $2,728,567 Total $2,830,229 $3,567,534 $5,072,693 $6,278,003 $7,800,641 $4,970,412 (1) Includes CLOs

28 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED Customers believes that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our core results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in Customers' industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our ongoing financial results, which we believe enhance an overall understanding of our performance and increases comparability of our period to period results. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. The non-GAAP measures presented are not necessarily comparable to non-GAAP measures that may be presented by other financial institutions. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP. The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document. Reconciliation of Non-GAAP Measures - Unaudited

29 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED Core Earnings- Customers Bancorp ($ in thousands, not including per share amounts) Q1 2022 Q4 2021 Q3 2021 Q2 2021 Q1 2021 USD Per Share USD Per Share USD Per Share USD Per Share USD Per Share GAAP net income to common shareholders $ 74,896 $ 2.18 $ 98,647 $ 2.87 $ 110,241 $ 3.25 $ 58,042 $ 1.72 $ 33,204 $ 1.01 Reconciling items (after tax): Net loss from discontinued operations - - 1,585 0.05 - - - - 38,036 1.16 Severance expense - - - - - - 1,517 0.04 - - Merger and acquisition related expenses - - - - - - - - 320 0.01 Legal reserves - - - - 897 0.03 - - - - (Gains) losses on investment securities 1,030 0.03 43 0.00 (4,591) (0.14) (2,694) (0.08) (18,773) (0.57) Loss on sale of foreign subsidiaries - - - - - - 2,150 0.06 - - Loss on cash flow hedge derivative terminations - - - - - - - - 18,716 0.57 Derivative credit valuation adjustment (736) (0.02) (180) (0.01) (198) (0.01) 288 0.01 (1,195) (0.04) Deposit relationship adjustment fees - - - - 4,707 0.14 - - - - Loss on redemption of preferred stock - - - - 2,820 0.08 - - - - Core Earnings $ 75,190 $ 2.19 $ 100,095 $ 2.92 $ 113,876 $ 3.36 $ 59,303 $ 1.76 $ 70,308 $ 2.14 Reconciliation of Non-GAAP Measures – Unaudited (Contd.)

Reconciliation of Non-GAAP Measures – Unaudited (Contd.)

Core Earnings, Excluding PPP - Customers Bancorp

($ in thousands, not including per share amounts)

	Q1 2022		Q4 2021		Q3 2021		Q2 2021		Q1 2021	
	USD	Per Share	USD	Per Share	USD	Per Share	USD	Per Share	USD	Per Share
GAAP net income available to shareholders	$ 74,896	$ 2.18	$ 98,647	$ 2.87	$ 110,241	$ 3.25	$ 58,042	$ 1.72	$ 33,204	$ 1.01
Less: PPP net income (after tax)	24,713	0.72	64,323	1.87	81,337	2.40	24,312	0.72	25,079	0.76
GAAP net income to common shareholders, excluding PPP	50,183	1.46	34,324	1.00	28,904	0.85	33,730	1.00	8,125	0.25
Reconciling items (after tax):										
Net loss from discontinued operations	-	-	1,585	0.05	-	-	-	-	38,036	1.16
Severance expense	-	-	-	-	-	-	1,517	0.04	-	-
Merger and acquisition related expenses	-	-	-	-	-	-	-	-	320	0.01
Legal reserves	-	-	-	-	897	0.03	-	-	-	-
(Gains) losses on investment securities	1,030	0.03	43	0.00	(4,591)	(0.14)	(2,694)	(0.08)	(18,773)	(0.57)
(Gain) losses on sale of foreign subsidiaries	-	-	-	-	-	-	2,150	0.06	-	-
Loss on cash flow hedge derivative terminations	-	-	-	-	-	-	-	-	18,716	0.57
Derivative credit valuation adjustment	(736)	(0.02)	(180)	(0.01)	(198)	(0.01)	288	0.01	(1,195)	(0.04)
Deposit relationship adjustment fees	-	-	-	-	4,707	0.14	-	-	-	-
Loss on redemption of preferred stock	-	-	-	-	2,820	0.08	-	-	-	-
Core Earnings, excluding PPP	$ 50,477	$ 1.47	$ 35,772	$ 1.04	$ 32,539	$ 0.96	$ 34,991	$ 1.04	$ 45,229	$ 1.38

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31 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED Core Return on Average Assets - Customers Bancorp ($ in thousands) Q1 2022 Q4 2021 Q3 2021 Q2 2021 Q1 2021 GAAP net income $ 76,761 $ 100,669 $ 116,042 $ 61,341 $ 36,595 Reconciling items (after tax): Net loss from discontinued operations - 1,585 - - 38,036 Severance expense - - - 1,517 - Merger and acquisition related expenses - - - - 320 Legal reserves - - 897 - - (Gains) losses on investment securities 1,030 43 (4,591) (2,694) (18,773) Loss on sale of foreign subsidiaries - - - 2,150 - Loss on cash flow hedge derivative terminations - - - - 18,716 Derivative credit valuation adjustment (736) (180) (198) 288 (1,195) Deposit relationship adjustment fees - - 4,707 - - Core net income $ 77,055 $ 102,117 $ 116,857 $ 62,602 $ 73,699 Average total assets $ 19,129,330 $ 19,214,241 $ 19,739,340 $ 19,306,948 $ 18,525,721 Core return on average assets 1.63% 2.11% 2.35% 1.30% 1.61% Reconciliation of Non-GAAP Measures – Unaudited (Contd.)

Reconciliation of Non-GAAP Measures – Unaudited (Contd.)

Adjusted Net Income and Adjusted ROAA - Pre-Tax Pre-Provision - Customers Bancorp

($ in thousands)

	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
GAAP net income	$ 76,761	$ 100,669	$ 116,042	$ 61,341	$ 36,595
Reconciling items:					
Income tax expense	19,332	12,993	36,263	20,124	17,560
Provision (benefit) for credit losses on loans and leases	15,997	13,890	13,164	3,291	(2,919)
Provision (benefit) for credit losses on unfunded commitments	(109)	352	669	45	(1,286)
Severance expense	-	-	-	2,004	-
Net loss from discontinued operations	-	1,585	-	-	38,036
Merger and acquisition related expenses	-	-	-	-	418
Legal reserves	-	-	1,185	-	-
(Gains) losses on investment securities	1,339	49	(6,063)	(3,558)	(24,540)
(Gain) losses on sale of foreign subsidiaries	-	-	-	2,840	-
(Gains) losses on hedge deriative terminations	-	-	-	-	24,467
Derivative credit valuation adjustment	(957)	(203)	(261)	380	(1,562)
Deposit relationship adjustment fees	-	-	6,216	-	-
Adjusted net income - pre-tax pre-provision	$ 112,363	$ 129,335	$ 167,215	$ 86,467	$ 86,769
Average total assets	$ 19,129,330	$ 19,214,241	$ 19,739,340	$ 19,306,948	$ 18,525,721
Adjusted ROAA - pre-tax pre-provision	2.38%	2.67%	3.36%	1.80%	1.90%

©2022 CUSTOMERS BANK / ALL RIGHTS RESERVED

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Reconciliation of Non-GAAP Measures – Unaudited (Contd.)

Core Return on Average Common Equity

($ in thousands)

	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
GAAP net income to common shareholders	$ 74,896	$ 98,647	$ 110,241	$ 58,042	$ 33,204
Reconciling items (after tax):					
Net loss from discontinued operations	-	1,585	-	-	38,036
Severance expense	-	-	-	1,517	-
Merger and acquisition related expenses	-	-	-	-	320
Legal reserves	-	-	897	-	-
(Gains) losses on investment securities	1,030	43	(4,591)	(2,694)	(18,773)
Loss on sale of foreign subsidiaries	-	-	-	2,150	-
Loss on cash flow hedge derivative terminations	-	-	-	-	18,716
Derivative credit valuation adjustment	(736)	(180)	(198)	288	(1,195)
Deposit relationship adjustment fees	-	-	4,707	-	-
Loss on redemption of preferred stock	-	-	2,820	-	-
Core Earnings	$ 75,190	$ 100,095	$ 113,876	$ 59,303	$ 70,308
Average total common shareholders' equity	$ 1,252,022	$ 1,179,478	$ 1,071,566	$ 1,002,624	$ 918,795
Core return on average common equity	24.36%	33.67%	42.16%	23.72%	31.03%

©2022 CUSTOMERS BANK / ALL RIGHTS RESERVED

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34 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED Reconciliation of Non-GAAP Measures – Unaudited (Contd.) Tangible Equity ($ in thousands) Q1 2022 Q4 2021 Q3 2021 Q2 2021 Q1 2021 GAAP - Total shareholders' equity $ 1,377,406 $ 1,366,217 $ 1,284,299 $ 1,250,729 $ 1,188,721 Reconciling items: Goodwill and other intangibles (3,678) (3,736) (3,794) (3,853) (3,911) Tangible equity $ 1,373,728 $ 1,362,481 $ 1,280,505 $ 1,246,876 $ 1,184,810 Tangible Book Value per Common Share - Customers Bancorp ($ in thousands, except per share data) Q1 2022 Q4 2021 Q3 2021 Q2 2021 Q1 2021 GAAP - Total shareholders' equity $ 1,377,406 $ 1,366,217 $ 1,284,299 $ 1,250,729 $ 1,188,721 Reconciling items: Preferred stock (137,794) (137,794) (137,794) (217,471) (217,471) Goodwill and other intangibles (3,678) (3,736) (3,794) (3,853) (3,911) Tangible common equity $ 1,235,934 $ 1,224,687 $ 1,142,711 $ 1,029,405 $ 967,339 Common shares outstanding 32,957,847 32,913,267 32,537,976 32,353,256 32,238,762 Tangible book value per common share $ 37.50 $ 37.21 $ 35.12 $ 31.82 $ 30.01

35 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED Reconciliation of Non-GAAP Measures – Unaudited (Contd.) Tangible Common Equity to Tangible Assets, Excluding PPP - Customers Bancorp ($ in thousands) Q1 2022 Q4 2021 Q3 2021 Q2 2021 Q1 2021 GAAP - Total shareholders' equity $ 1,377,406 $ 1,366,217 $ 1,284,299 $ 1,250,729 $ 1,188,721 Reconciling items: Preferred stock (137,794) (137,794) (137,794) (217,471) (217,471) Goodwill and other intangibles (3,678) (3,736) (3,794) (3,853) (3,911) Tangible common equity $ 1,235,934 $ 1,224,687 $ 1,142,711 $ 1,029,405 $ 967,339 GAAP - Total assets $ 19,163,708 $ 19,575,028 $ 19,108,922 $ 19,635,108 $ 18,817,660 Reconciling items: Goodwill and other intangibles (3,678) (3,736) (3,794) (3,853) (3,911) PPP loans (2,195,902) (3,250,008) (4,957,357) (6,305,056) (5,178,089) Tangible assets $ 16,964,128 $ 16,321,284 $ 14,147,771 $ 13,326,199 $ 13,635,660 Tangible common equity to tangible assets, excluding PPP 7.29% 7.50% 8.08% 7.72% 7.09%

36 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED Reconciliation of Non-GAAP Measures – Unaudited (Contd.) Tangible Common Equity to Tangible Assets - Customers Bancorp ($ in thousands) Q1 2022 Q4 2021 Q3 2021 Q2 2021 Q1 2021 GAAP - Total shareholders' equity $ 1,377,406 $ 1,366,217 $ 1,284,299 $ 1,250,729 $ 1,188,721 Reconciling items: Preferred stock (137,794) (137,794) (137,794) (217,471) (217,471) Goodwill and other intangibles (3,678) (3,736) (3,794) (3,853) (3,911) Tangible common equity $ 1,235,934 $ 1,224,687 $ 1,142,711 $ 1,029,405 $ 967,339 GAAP - Total assets $ 19,163,708 $ 19,575,028 $ 19,108,922 $ 19,635,108 $ 18,817,660 Reconciling items: Goodwill and other intangibles (3,678) (3,736) (3,794) (3,853) (3,911) Tangible assets $ 19,160,030 $ 19,571,292 $ 19,105,128 $ 19,631,255 $ 18,813,749 Tangible common equity to tangible assets 6.45% 6.26% 5.98% 5.24% 5.14%

37 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED Reconciliation of Non-GAAP Measures – Unaudited (Contd.) Total loans and leases, excluding PPP ($ in thousands) Q1 2022 Q4 2021 Q3 2021 Q2 2021 Q1 2021 Total loans and leases $ 14,073,518 $ 14,568,885 $ 15,515,537 $ 16,967,022 $ 16,168,306 PPP loans (2,195,902) (3,250,008) (4,957,357) (6,305,056) (5,178,089) Loans and leases, excluding PPP $ 11,877,616 $ 11,318,877 $ 10,558,180 $ 10,661,966 $ 10,990,217 Total loans and leases, excluding mortgage warehouse and PPP ($ in thousands) Q1 2022 Q4 2021 Q3 2021 Q2 2021 Q1 2021 Total loans and leases $ 14,073,518 $ 14,568,885 $ 15,515,537 $ 16,967,022 $ 16,168,306 Loans to mortgage companies (1,830,121) (2,362,438) (2,626,483) (2,922,217) (3,463,490) PPP loans (2,195,902) (3,250,008) (4,957,357) (6,305,056) (5,178,089) Loans and leases, excluding mortgage warehouse and PPP $ 10,047,495 $ 8,956,439 $ 7,931,697 $ 7,739,749 $ 7,526,727

38 © 2022 C USTO M ERS BAN K / ALL RIG H TS RESERVED Reconciliation of Non-GAAP Measures – Unaudited (Contd.) Coverage of credit loss reserves for loans and leases held for investment, excluding PPP ($ in thousands) Q1 2022 Q4 2021 Q3 2021 Q2 2021 Q1 2021 Loans and leases receivable $ 12,314,757 $ 12,268,306 $ 12,927,956 $ 14,077,198 $ 12,714,578 PPP loans (2,195,902) (3,250,008) (4,957,357) (6,305,056) (5,178,089) Loans and leases held for investment, excluding PPP $ 10,118,855 $ 9,018,298 $ 7,970,599 $ 7,772,142 $ 7,536,489 Allowance for credit losses on loans and leases $ 145,847 $ 137,804 $ 131,496 $ 125,436 $ 128,736 Coverage of credit loss reserves for loans and leases held for investment, excluding PPP 1.44% 1.53% 1.65% 1.61% 1.71% Core Assets ($ in thousands) Q1 2022 Q4 2021 Q3 2021 Q2 2021 Q1 2021 GAAP - Total assets $ 19,163,708 $ 19,575,028 $ 19,108,922 $ 19,635,108 $ 18,817,660 Reconciling items: Goodwill and other intangibles (3,678) (3,736) (3,794) (3,853) (3,911) PPP loans (2,195,902) (3,250,008) (4,957,357) (6,305,056) (5,178,089) Core assets $ 16,964,128 $ 16,321,284 $ 14,147,771 $ 13,326,199 $ 13,635,660

Reconciliation of Non-GAAP Measures – Unaudited (Contd.)

Net Interest Income, Excluding PPP - Customers Bancorp
($ in thousands)

	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
GAAP net interest income	$ 164,699	$ 193,694	$ 219,892	$ 138,757	$ 132,731
PPP net interest income	(34,615)	(78,647)	(112,005)	(35,785)	(34,842)
Net interest income, excluding PPP	$ 130,084	$ 115,047	$ 107,887	$ 102,972	$ 97,889

Net Interest Margin, Tax Equivalent, Excluding PPP - Customers Bancorp
($ in thousands)

	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
GAAP net interest income	$ 164,699	$ 193,694	$ 219,892	$ 138,757	$ 132,731
PPP net interest income	(34,615)	(78,647)	(112,005)	(35,785)	(34,842)
Tax-equivalent adjustment	239	276	290	289	292
Net interest income, tax equivalent, excluding PPP	$ 130,323	$ 115,323	$ 108,177	$ 103,261	$ 98,181
GAAP average total interest earning assets	$ 18,572,308	$ 18,576,433	$ 19,033,826	$ 18,698,996	$ 17,943,944
Average PPP loans	(2,641,318)	(3,898,607)	(5,778,367)	(6,133,184)	(4,623,213)
Adjusted average total interest earning assets	$ 15,930,990	$ 14,677,826	$ 13,255,459	$ 12,565,812	$ 13,320,731
Net interest margin, tax equivalent, excluding PPP	3.32%	3.12%	3.24%	3.30%	2.99%

Loan Yield, excluding PPP
($ in thousands)

	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Total interest on loans and leases	$ 157,175	$ 198,000	$ 233,097	$ 153,608	$ 152,117
Interest on PPP loans	(36,894)	(82,086)	(117,102)	(41,137)	(38,832)
Interest on loans and leases, excluding PPP	$ 120,281	$ 115,914	$ 115,995	$ 112,471	$ 113,285
Average loans and leases	$ 13,656,991	$ 14,335,370	$ 16,192,744	$ 16,482,802	$ 15,329,111
Average PPP loans	(2,641,318)	(3,898,607)	(5,778,367)	(6,133,184)	(4,623,213)
Adjusted average total interest earning assets	$ 11,015,673	$ 10,436,763	$ 10,414,377	$ 10,349,618	$ 10,705,898
Loan yield, excluding PPP	4.43%	4.41%	4.42%	4.36%	4.29%

©2022 CUSTOMERS BANK / ALL RIGHTS RESERVED

39